Exhibit 16.1
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March 28, 2003




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     This letter is delivered by Foote, Passey, Griffin & Co. LC, Certified Public Accountants, in connection with the filing by Gold Standard, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K/A dated March 17, 2003.

     We have reviewed the contents of Item 4 of such Current Report and agree with the statements contained therein.

                              Yours truly,

                                 /s/ Foote, Passey, Griffin & Co, LC
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                                 Foote, Passey, Griffin & Co, LC